                                   KIRKLAND & ELLIS
                   PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS
                               200 East Randolph Drive
                               Chicago, Illinois 60601

To Call Writer Direct:               312 861-2000                    Facsimile:
     312 861-2000                                                   312 861-2200

                                                                     EXHIBIT 5.1

                                    March 16, 1998

Tower Automotive Capital Trust
Tower Automotive, Inc.
4508 IDS Center
Minneapolis, Minnesota 55402

          Re:  Tower Automotive Capital Trust; Tower Automotive, Inc.
               Registration Statement on Form S-3 (Registration No. 333-       )
               -----------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Tower Automotive Capital Trust, a statutory business trust created under the Business Trust Act of the State of Delaware (Del. Code Ann., tit. 12, Section 3810) (the "Trust"), and Tower Automotive, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement (as defined below) for the registration under the Securities Act of 1933, as amended (the "Act"), of:
(i) 5,175,000 shares of 6-3/4% Convertible Trust Preferred Securities (the "Preferred Securities") (liquidation amount $50 per Preferred Security) of the Trust; (ii) $258,750,000 aggregate principal amount of 6-3/4% Convertible Subordinated Debentures due 2018 of the Company (the "Debentures"); (iii) shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company initially issuable upon conversion of the Debentures and the Preferred Securities (the "Conversion Shares") and (iv) the rights of holders of the Preferred Securities under a guarantee (the "Preferred Securities Guarantee") by the Company.

     The Preferred Securities are to be issued pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), among the Company, as sponsor and as the issuer of the Debentures to be held by the Property Trustee (as defined below) of the Trust, First Chicago Delaware, Inc., as Delaware trustee, The First National Bank of Chicago, as property trustee (the "Property Trustee"), and the administrative trustees named therein. The Preferred Securities Guarantee will be issued pursuant to a Preferred Securities Guarantee Agreement (the "Guarantee Agreement") by the Company, as guarantor. In connection with any conversion of a Preferred Security by the holder thereof, such Preferred Security will be exchanged for the appropriate principal amount of Debentures held by the Trust, which will, in turn, be immediately converted into

Tower Automotive Capital Trust
Tower Automotive, Inc.
September 4, 1998
Page 2


shares of Common Stock at the then applicable rate, as further described in the Trust Agreement and the Indenture (as defined below).

     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration
Statement on Form S-3 (Registration No. 333-          ) filed by the Company and
the Trust with the Securities and Exchange Commission (the "Commission") on September 4, 1998 under the Act (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on June 3, 1998; (iii) the form of the Trust Agreement (including the designations of the terms of the Preferred Securities annexed thereto);
(iv) the form of the Preferred Securities and specimen certificates thereof;
(v) the form of the Guarantee Agreement; (vi) the form of the junior convertible subordinated indenture (the "Indenture"), between the Company and The First National Bank of Chicago, as indenture trustee, pursuant to which the Debentures will be issued; (vii) a specimen Debenture; (viii) a specimen certificate representing the Common Stock; (ix) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into among the Company, the Trust and Donaldson, Lufkin & Jenrette Securities Corporation, Robert W. Baird & Co. Incorporated, Merrill Lynch & Co. and PaineWebber Incorporated (collectively, the "Underwriters") relating to, among other things, the sale of the Preferred Securities; (x) the Amended and Restated Certificate of Incorporation of the Company, as presently in effect; (xi) the Amended and Restated By-Laws of the Company, as presently in effect; and (xii) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Debentures and the Preferred Securities and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company and the Trust, we have assumed that such parties had

Tower Automotive Capital Trust
Tower Automotive, Inc.
September 4, 1998
Page 3

the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Trust Agreement, the Preferred Securities, the Guarantee Agreement, the Indenture, the Debentures and the Underwriting Agreement when executed will be in substantially the forms reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

     Members of our firm are admitted to the bar in the State of Illinois, and we do not express any opinion as to the laws of any jurisdiction other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the federal laws of the United States to the extent set forth herein.

     Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that when: (i) the Registration Statement becomes effective; (ii) the price at which the Preferred Securities are to be sold to the Underwriters pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Preferred Securities and the Debentures have been duly adopted by the Preferred Securities Committee of the Board of Directors of the Company; (iii) the Trust Agreement, the Underwriting Agreement, the Guarantee Agreement and the Indenture have been duly executed and delivered by the parties thereto; (iv) the Preferred Securities have been duly executed and authenticated in accordance with the terms of the Trust Agreement and delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement; and (v) the Debentures have been duly executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Trust as contemplated by the Trust
Agreement:

     1. The Guarantee Agreement will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     2. The issuance and sale of the Debentures will have been duly authorized and the Debentures will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

Tower Automotive Capital Trust
Tower Automotive, Inc.
September 4, 1998
Page 4

     3. The Conversion Shares will have been duly authorized and reserved for issuance upon conversion of the Debenture and, when certificates representing the Conversion Shares in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and delivered to the holders of the Preferred Securities upon conversion thereof in accordance with the terms of the Trust Agreement and the Indenture, such Conversion Shares will be validly issued, fully paid and nonassessable.

     Each opinion (an "enforceability opinion") in this letter that any particular contract is a valid and binding obligation or is enforceable in accordance with its terms is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. "General principles of equity" include but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

     We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is

Tower Automotive Capital Trust
Tower Automotive, Inc.
September 4, 1998
Page 5

required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of the facts stated or assumed herein or any subsequent changes in applicable law.

                                   Very truly yours,

                                   /s/ Kirkland & Ellis

                                   KIRKLAND & ELLIS